Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-271587 on Form S-3 of our report dated February 23, 2023, relating to the financial statements of NerdWallet, Inc., appearing in the Annual Report on Form 10-K of NerdWallet, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Deloitte & Touche LLP

San Jose, California
February 20, 2024